Exhibit (c)(8) Project Aviary Presentation to the Board of Directors June 5, 2026

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Centerview Disclaimer This presentation has been prepared by Centerview Partners LLC (“Centerview”) for use solely by the Board of Directors of Personalis (“Pelican” or the “Company”) in connection with its evaluation of a potential sale of Pelican and for no other purpose. The information contained herein is based upon information supplied by or on behalf of Pelican and publicly available information, and portions of the information contained herein may be based upon statements, estimates and forecasts provided by Pelican. Centerview has relied upon the accuracy and completeness of the foregoing information, and has not assumed any responsibility for any independent verification of such information or for any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Pelican or any other entity, or concerning the solvency or fair value of Pelican or any other entity. With respect to financial forecasts, Centerview has assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Pelican as to the future financial performance of Pelican, and at your direction Centerview has relied upon such forecasts, as provided by Pelican management, with respect to Pelican. Centerview assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise and Centerview assumes no obligation to update or otherwise revise these materials. The financial analysis in this presentation is complex and is not necessarily susceptible to a partial analysis or summary description. In performing this financial analysis, Centerview has considered the results of its analysis as a whole and did not necessarily attribute a particular weight to any particular portion of the analysis considered. Furthermore, selecting any portion of Centerview’s analysis, without considering the analysis as a whole, would create an incomplete view of the process underlying its financial analysis. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis described above should not be taken to be Centerview’s view of the actual value of Pelican. These materials and the information contained herein are confidential, were not prepared with a view toward public disclosure, and may not be disclosed publicly or made available to third parties without the prior written consent of Centerview. These materials and any other advice, written or oral, rendered by Centerview are intended solely for the benefit and use of the Board of Directors of Pelican (in its capacity as such) in its consideration of the proposed transaction, and are not for the benefit of, and do not convey any rights or remedies for any holder of securities of Pelican or any other person. Centerview will not be responsible for and has not provided any tax, accounting, actuarial, legal or other specialist advice. These materials are not intended to provide the sole basis for evaluating the proposed transaction, and this presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by Centerview. 2

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – TD Cowen Disclaimer These materials were prepared solely for the information and benefit of Personalis, Inc. (“PELICAN”) in connection with a proposed transaction with Tempus AI, Inc. (the Transaction ). These materials are preliminary and for discussion purposes only. TD Securities (USA) LLC ( TD Securities ) expresses no view as to PELICAN’s underlying business decision to effect the proposed Transaction, the relative merits of the proposed Transaction as compared to other business strategies or transactions that might be available to PELICAN or to any other aspect or implication of the proposed Transaction or any other agreement, arrangement or understanding entered into in connection with the proposed Transaction or otherwise. In preparing these materials, TD Securities has, with PELICAN’s consent, relied upon information provided to TD Securities by PELICAN management, or publicly available information or information otherwise reviewed by TD Securities. TD Securities has not independently verified any such information and has relied on it being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by PELICAN management or obtained from public sources, TD Securities has utilized such estimates and forecasts at PELICAN’s direction and has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of PELICAN management or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates and forecasts. Please note that these materials are based on the business and operations of PELICAN as represented to TD Securities as of the date hereof and do not purport to take into consideration any information or events arising subsequent to such date. TD Securities makes no representation or warranty that there has been no material change in the information provided or reviewed by TD Securities in connection herewith. TD Securities has no obligation to update these materials. The information contained herein is highly confidential and has been prepared exclusively for the benefit and use of PELICAN in its consideration of the proposed Transaction, and may not be used for any other purpose or disclosed, copied, reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without TD Securities’ prior written consent, except as specifically set forth in the engagement letter between TD Securities and PELICAN. These materials are not for the benefit of, and do not convey any rights or remedies to, any holder of securities of PELICAN or any other person. These materials are subject to various assumptions, qualifications and limitations, and does not constitute a recommendation by TD Securities to PELICAN or any other person on how to act with respect to any such proposed Transaction. TD Securities does not address any legal, regulatory, tax or accounting effects of the proposed Transaction and nothing contained herein should be construed as legal, regulatory, tax or accounting advice. TD Securities” is a trademark of The Toronto-Dominion Bank (“TD”) and represents certain investment banking, capital markets and wholesale banking activities conducted through certain subsidiaries and branches of TD. “TD Cowen” is a division of TD Securities and represents a marketing name of certain businesses within TD Securities. © Copyright 2026 TD. All rights reserved. ® The TD logo and other TD trademarks are the property of TD or its subsidiaries. TD Securities Inc. is regulated by the Canadian Investment Regulatory Organization of Canada. TD Securities Inc. is a member of the Canadian Investor Protection Fund and a member of Canadian Marketplaces. TD Securities (USA) LLC, TD Prime Services LLC, TD Financial Products LLC, TD Arranged Services LLC and Westminster Research Associates LLC are registered with the U.S. Securities and Exchange Commission and are members of the Financial Industry Regulatory Authority (FINRA) and of the Securities Investor Protection Corporation (SIPC). 3

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Today’s Agenda and Objectives 1. Refresh on the Toucan Value Indication 2. Banks’ Preliminary Financial Analyses – Pelican – Toucan 3. Toucan Value Indication in Context 4. Next Steps 4

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only –

Transaction Summary Overview

- Based on Pelican and Toucan closing prices and VWAP as of June 4, 2026

	Current	Value Indication	
	All Stock	All Stock	$300mm Cash + Stock
Price Per Share	**$12.10**	**$11.00**	**$11.00**
Cash Consideration Per Share	–	–	*2.58*
Memo: Current Toucan Stock Price	*52.26*	*52.26*	*52.26*
Implied Stock Exchange Ratio (Cash Adjusted Where Relevant)	*0.2315x*	*0.2105x*	*0.1610x*
Implied Purchase Price - Toucan Current	**$1,411**	**$1,277**	**$1,277**
Memo: Implied Purchase Price - Toucan DCF High (1)	***1,461***	***1,322***	***1,312***
Memo: Implied Purchase Price - Toucan DCF Low (1)	***1,001***	***906***	***993***
Less: Net Cash (2)	(208)	(208)	(208)
Implied Enterprise Purchase Price - Toucan Current	**$1,203**	**$1,069**	**$1,069**
PF % Toucan Ownership (3)	*11%*	*10%*	*8%*
Implied Premiums			
1-Day Share Price	–	*(9%)*	*(9%)*
30-Day VWAP	*55%*	*41%*	*41%*

Source: Pelican Management, Wall Street research, public filings, FactSet, and Bloomberg as of 6/4/26. Note: Dollars in millions, except per share data. Analysis assumes Toucan's $750mm of convertible senior notes due 7/15/30 with a conversion price of $84.19 and $460mm principal amount of convertible senior notes due 5/15/32 with a conversion price of $69.26 are treated as debt. Based on fully diluted Pelican shares outstanding: basic shares of 106.0mm as of 5/31/26 and dilution under treasury stock method (TSM) of 15.6mm stock options with a weighted-average exercise price (WAEP) of $5.19, 0.6mm RSUs, and 0.6mm PSUs all as of 5/31/26. (1) Highly preliminary and illustrative (based on Centerview valuation range). (2) Based on estimated $210mm cash and cash equivalents as of 6/30/26 and estimated $1mm of software loans treated as debt as of 6/30/26. (3) Adjusted to reflect Toucan's existing ownership of 13,039,067 Pelican shares, which are excluded from purchase consideration and pro forma ownership.

5

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Pelican Public Market Perspectives 6

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only –

Pelican Share Price Performance Since January 2023

Share Price Performance	YTD	1-Yr	3-Yr
Pelican	+52%	+135%	+487%
Peers[(1)]	+10%	+32%	+38%



Pelican
Peers(1)
$12
$10
$8
$6
$4
$2
$0
$1.98
$12.10
+511%
$2.58
+30%
Jan-23
Apr-23
Jul-23
Oct-23
Jan-24
Apr-24
Jul-24
Oct-24
Jan-25
Apr-25
Jul-25
Oct-25
Jan-26
Apr-26
2/3/23: Announced new agreement with Moderna for use of NeXT platform in personalized mRNA cancer vaccine trials
11/28/23: Announced strategic collaboration with Toucan to co-commercialize NeXT Personal Dx
8/16/24: Announced expansion of collaboration with Toucan with Toucan investing $36mm into Pelican
12/16/24: Expanded collab. with Toucan for biopharma access
12/19/24: Announced $50mm investment from Merck via private placement and extension of collaboration with Moderna for ImmunoID NeXT Platform
7/9/25: Announced expansion of strategic collaboration with Toucan, adding CRC to commercialization agreement
10/16/25: Announced new positive data of use of NeXT Personal in AstraZeneca NSCLC P3 trial
11/4/25: Announced. 3Q'25 results; reported 26% QoQ growth in clinical test volumes
11/10/25: Announced Medicare coverage for MRD tests in breast cancer
1/8/26: Announced prelim. FY'25 results; reported 41% QoQ growth and 400% YoY increase in clinical test volumes
2/10/26: Announced Medicare coverage for MRD tests in NSCLC
5/13/26: Announced Medicare coverage for MRD tests in IO monitoring
5/20/26: Announced Medicare coverage for MRD tests in pre-surgical breast cancer

Distribution of Trading Volume



# of shares (in mm)
% distribution
Since IPO
Since 1/1/26
92
11%
148
18%
223
27%
25
13%
173
21%
78
39%
131
16%
70
35%
38
5%
23
11%
$0 - $2
$2 - $4
$4 - $6
$6 - $8
$8 - $10
$10 - $12

Source: FactSet as of 6/4/26. (1) Peers includes Natera, Guardant, Caris, Grail, BillionToOne, Adaptive, Veracyte, GeneDx, 10x Genomics, and CareDx.

7

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Pelican Wall Street Perspectives Current Price: $12.10 Median PT = (9%) vs. current Valuation Revenue EBITDA Broker Price Target Method Metric 2026E 2027E 2026E 2027E DCF @ 9.5% WACC, 3.5% $13 Broker 1 DCF $78 $118 ($104) ($83) Buy PGR $12 Broker 2 Revenue Multiple 13.0x 2027E EV/Rev. 79 99 (115) (104) Buy $11 -- Broker 3 Revenue Multiple 11.0x 2026E EV/Rev. 79 104 n.a. n.a. Buy 11.4x 2027E EV/Rev. $11 -- Broker 4 Revenue Multiple 79 116 n.a. n.a. Buy 10% Discount $10 -- Broker 5 -- -- 79 115 (102) (102) Buy $10 Broker 6 Revenue Multiple ~7x 2027E EV/Rev. 79 114 (98) (87) Buy $9 -- Broker 7 Revenue Multiple -- 79 111 (110) (87) Hold Median $11 $79 $114 ($104) ($87) 8 Source: Wall Street Research and FactSet as of 6/4/26. Note: dollars in millions, except per share amounts.

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Preliminary Pelican Management Financial Projections 9

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only –

Pelican Preliminary Management Plan:
Revenue Detail

Segment	Asset	Tests / Samples	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	'30-34E CAGR	'26-34E CAGR
Clinical Diagnostics	NeXT Personal Dx	1st Timepoint Tests	15,427	29,202	51,103	73,077	113,269	165,147	217,168	264,945	294,089	27%	45%
		Subsequent Plasma Tests	32,562	73,093	153,495	276,292	469,696	751,514	1,074,665	1,307,867	1,488,353	33%	61%
		Tests	**47,990**	**102,295**	**204,598**	**349,369**	**582,965**	**916,660**	**1,291,832**	**1,572,812**	**1,782,441**	**32%**	**57%**
	NeXT Dx	Tests	2,264	4,393	7,688	10,993	17,039	24,844	32,669	39,857	44,241	27%	45%
	Clinical Diagnostics Revenue ($mm)		**$14**	**$55**	**$173**	**$328**	**$557**	**$887**	**$1,266**	**$1,600**	**$1,864**	**35%**	**84%**
Personal Cancer Vaccines		Samples	2,873	9,337	13,352	40,057	100,142	150,213	180,256	195,217	210,249	20%	71%
	PCV Revenue ($mm)		**$10**	**$14**	**$20**	**$40**	**$100**	**$150**	**$180**	**$195**	**$210**	**20%**	**46%**
Biopharma	NeXT Tissue	Samples	12,887	13,067	13,525	14,512	15,673	16,237	17,244	18,451	20,480	7%	6%
	NeXT Personal	Samples - WGS	2,439	3,415	4,439	5,549	6,936	8,670	10,837	13,005	15,606	22%	26%
		Samples - Timepoints	7,317	10,244	13,317	16,646	20,808	26,010	32,512	39,014	46,817	22%	26%
		Tests	**9,756**	**13,658**	**17,756**	**22,195**	**27,744**	**34,680**	**43,349**	**52,019**	**62,423**	**22%**	**26%**
	CTA/CDx Exome/MRD	Samples	150	225	338	422	527	659	791	949	1,139	21%	29%
	Biopharma Revenue ($mm)[1]		**$53**	**$61**	**$69**	**$79**	**$90**	**$103**	**$118**	**$136**	**$155**	**15%**	**14%**
Population Sequencing	Samples		44,772	47,895	40,931	45,474	50,522	56,130	62,361	69,283	76,973	11%	7%
	Population Sequencing Revenue ($mm)		**$14**	**$13**	**$10**	**$10**	**$10**	**$10**	**$10**	**$10**	**$10**	**0%**	**(4%)**
WholeCo Revenue ($mm)			**$90**	**$143**	**$272**	**$457**	**$758**	**$1,150**	**$1,575**	**$1,940**	**$2,240**	**31%**	**49%**

10

Source: Pelican Management. Note: Dollars in millions. (1) Revenue includes CTA/CDx milestones.

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Pelican Preliminary Management Plan: Double Click on Revenue ’26E ’30E ’34E ‘26 – ‘34E Revenue Revenue Revenue CAGR +49% Clinical Diagnostics $2,240 +31% Biopharma $10 (4%) $155 +14% Personal Cancer Vaccine $210 +46% Population Sequencing +84% $1,864 $758 +70% $10 $90 $100 $557 $90 2026E 2030E 2034E Memo: Clinical Diagnositcs Revenue Mix NeXT Personal Dx Indications Breast 15% 20% 20% With I-O Monitoring 55% 34% 32% Medicare Lung 21% 16% 16% Coverage CRC – 17% 17% Other Indications – 8% 11% NeXT Dx 9% 5% 4% 11 Source: Pelican Management. Note: Dollars in millions.

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Pelican Preliminary Management Plan: Revenue and Adj. EBITDA Overview 2026E-2034E Prelim. Management Plan 2035E-2039E Management Extrapolation ‘35-‘39 CAGR: +8% ‘30-‘34 CAGR: +31% ‘26-‘29 CAGR: +72% $3,467 $3,302 $3,084 $2,825 $2,539 $2,240 $1,940 $1,575 $1,150 $758 $457 $272 $143 $85 $70 $90 2024A 2025A 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E 2039E Total YoY Growth: n.a. (18%) +30% +58% +90% +68% +66% +52% +37% +23% +15% +13% +11% +9% +7% +5% ‘35-‘39 CAGR: +8% ‘30-‘34 CAGR: +76% $980 $936 $875 $802 $723 $639 $480 $342 $187 $67 ($16) ($57) ($78) ($107) ($70) ($117) 2024A 2025A 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E 2039E % Margin: NM NM NM NM NM NM 9% 16% 22% 25% 29% 28% 28% 28% 28% 28% 12 Source: Pelican Management. Note: Dollars in millions. (1) Reflects EBITDA burdened by SBC expense. (1) Adj. EBITDA Revenue

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Pelican Preliminary Management Plan Overview: Summary P&L 2026E-2034E Prelim. Management Plan 2035E-2039E Management Extrapolation 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E 2039E Revenue $90 $143 $272 $457 $758 $1,150 $1,575 $1,940 $2,240 $2,539 $2,825 $3,084 $3,302 $3,467 % Growth 30% 58% 90% 68% 66% 52% 37% 23% 15% 13% 11% 9% 7% 5% (Less:) COGS (75) (107) (152) (213) (302) (413) (519) (603) (660) (748) (833) (909) (974) (1,022) Gross Profit $16 $36 $120 $244 $456 $737 $1,056 $1,338 $1,579 $1,790 $1,992 $2,174 $2,329 $2,445 % Margin 17% 25% 44% 53% 60% 64% 67% 69% 71% 71% 71% 71% 71% 71% (Less:) S&M (53) (58) (93) (140) (232) (353) (480) (581) (648) (734) (817) (891) (955) (1,002) (Less:) G&A (28) (28) (37) (44) (55) (71) (88) (104) (118) (133) (148) (162) (173) (182) (Less:) R&D (66) (70) (76) (95) (123) (154) (177) (211) (220) (250) (278) (303) (325) (341) (Less:) Partner Co-Dev't Fee 4 – – – – – – – – – – – – – EBIT ($126) ($119) ($85) ($35) $46 $160 $310 $441 $594 $673 $749 $818 $876 $919 (Plus:) D&A 10 13 16 19 21 27 32 38 45 50 53 57 60 60 Adj. EBITDA ($117) ($107) ($70) ($16) $67 $187 $342 $480 $639 $723 $802 $875 $936 $980 % Margin NM NM NM NM 9% 16% 22% 25% 29% 28% 28% 28% 28% 28% (Plus:) SBC 10 11 25 33 38 46 51 51 56 64 74 82 89 96 Adj. EBITDA (excl. SBC) ($107) ($96) ($45) $17 $105 $233 $393 $530 $695 $788 $876 $957 $1,024 $1,076 % Margin NM NM NM 4% 14% 20% 25% 27% 31% 31% 31% 31% 31% 31% 13 Source: Pelican Management. Note: Dollars in millions.

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Pelican Preliminary Management Plan in Context: Comparison vs. Consensus Current Revenues in Preliminary Management Plan are above Street through 2028; only one broker with estimates 2028+ (1) Revenue Adj. EBITDA $272 $143 $157 ($70) ($87) ($74) $90 $114 ($104) $79 ($107) ($117) 2026E 2027E 2028E 2026E 2027E 2028E Memo: # of Est. Memo: # of Est. 7 7 4 5 5 4 Prelim. Management Plan vs. Consensus: Prelim. Management Plan vs. Consensus: +15% +26% +74% (12%) (22%) NA Mgmt. Consensus (Median) 14 Source: Pelican Management, Wall Street research. Note: Dollars in millions. (1) Reflects EBITDA burdened by SBC expense.

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Preliminary Centerview Pelican Financial Analysis 15

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Preliminary Financial Analysis: Discounted Cash Flow Analysis – Preliminary Management Plan Unlevered Free Cash Flow Projections CAGR Preliminary Management Plan Management Extrapolation Period 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E 2039E '30E-'34E '26E-34E Revenue $90 $143 $272 $457 $758 $1,150 $1,575 $1,940 $2,240 $2,539 $2,825 $3,084 $3,302 $3,467 31% 49% % Growth 7% 167% 90% 68% 66% 52% 37% 23% 15% 13% 11% 9% 7% 5% Adj. EBITDA ($107) ($96) ($45) $17 $105 $233 $393 $530 $695 $788 $876 $957 $1,024 $1,076 60% NM % Margin NM NM NM 4% 14% 20% 25% 27% 31% 31% 31% 31% 31% 31% (Less): SBC (10) (11) (25) (33) (38) (46) (51) (51) (56) (64) (74) (82) (89) (96) Adj. EBITDA (less SBC) ($117) ($107) ($70) ($16) $67 $187 $342 $480 $639 $723 $802 $875 $936 $980 76% NM (Less): D&A (10) (13) (16) (19) (21) (27) (32) (38) (45) (50) (53) (57) (60) (60) Operating Profit ($126) ($119) ($85) ($35) $46 $160 $310 $441 $594 $673 $749 $818 $876 $919 (1) (Less): Taxes (Excl. NOLs) – – – – (13) (45) (87) (124) (166) (188) (210) (229) (245) (257) NOPAT ($126) ($119) ($85) ($35) $33 $115 $223 $318 $428 $485 $539 $589 $631 $662 Plus: D&A 10 13 16 19 21 27 32 38 45 50 53 57 60 60 (Less): Capex (10) (15) (15) (15) (50) (40) (40) (45) (50) (51) (44) (35) (24) (10) (Less): Δ in NWC 2 (3) 18 0 2 1 1 (0) (7) (7) (7) (6) (5) (4) UFCF ($125) ($124) ($66) ($31) $6 $103 $216 $311 $415 $477 $541 $604 $661 $708 Memo: 3Q-4Q'26 uFCF ($63) Impact from NOLs – – – – 9 27 47 68 35 – – – – – (2) Impact of Capital Raises – (27) – (55) – – – – – – – – – – Implied Enterprise Value ($bn) Implied Share Price Implied Terminal EV / LTM Sales PGR PGR PGRPGR 3.0% 4.0% 5.0% 3.0% 4.0% 5.0% 3.0% 4.0% 5.0% 16.5% $1.4 $1.5 $1.6 16.5% $13.75 $14.25 $14.85 16.5% 1.7x 1.8x 2.0x 17.8% 1.2 1.2 1.3 17.8% 11.95 12.30 12.75 17.8% 1.5x 1.6x 1.8x 19.0% 1.0 1.0 1.1 19.0% 10.45 10.75 11.05 19.0% 1.4x 1.5x 1.6x Source: Company filings, FactSet and Pelican Management. Notes: Dollars in millions, except for per share amounts and where otherwise stated. Share prices rounded to nearest $0.05. DCF analysis assumes valuation as of June 30, 2026 using mid-year convention applied to projected free cash flows. Implied share price reflects estimated net cash balance of $208mm as of 6/30/26 and $75mm in net proceeds from 2026 raise assuming issuance at current share price, with 10% discount and 5% spread. Fully diluted shares underlying the analysis 16 from Pelican management based on basic shares of 106.0mm as of 5/31/26 and dilution under treasury stock method (TSM) of 15.6mm options with a weighted-average exercise price (WAEP) of $5.19, 0.6mm RSUs, and 0.6mm PSUs all as of 5/31/26. (1) Reflects 29.8% tax rate applied to operating profit. (2) Reflects impact of $150mm raise in 2027 and $300mm raise in 2029, both assuming 10% discount and 5% spread. The $75mm equity raise in 2026 at 10% discount to current share price assuming 5% spread is treated as dilutive. WACC WACC WACC

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only –

Preliminary Financial Analysis:
Illustrative Discounted Cash Flow Sensitivity Analysis

Sensitivity		Value Per Share Impact (vs. Prelim. Management Plan)	Implied Share Price
Prelim. Management Plan Valuation Midpoint			*DCF Midpoint: $12*
Revenue	***+0.5mm NeXT Personal Dx Tests in 2034E*** *(Prelim. Mgmt. Plan: 1.8mm)* *2030E-2034E Revenue CAGR of 37% (vs. 31%)*	+$5	***$17 / share*** *2034E Rev: $2.7bn*
	(0.5mm) NeXT Personal Dx Tests in 2034E *(Prelim. Mgmt. Plan: 1.8mm)* *2030E-2034E Revenue CAGR of 22% (vs. 31%)*	($5)	***$7 / share*** *2034E Rev: $1.7bn*
Gross Margin	***60% Gross Margin Steady State*** *(Prelim. Mgmt. Plan: 71%, -11%)*	($5)	***$7 / share***
R&D	***15% Run-Rate R&D (% of Rev.)*** *(Prelim. Mgmt. Plan: 10%, +5%)*	($3)	***$10 / share***
Perpetuity Growth Rate	***+ / - 100bps in PGR*** *(4.0% PGR Midpoint)*	($0) / +$0	***$12 / share*** | ***$13 / share***
Discount Rate	***+ / - 125bps in Discount Rate*** *(17.75% Discount Rate Midpoint)*	($2) / +$2	***$11 / share*** | ***$14 / share***



+$5
($5)
($5)
($3)
($0)
+$0
($2)
+$2

Source: Company filings, FactSet and Pelican Management. Note: Share prices rounded to nearest $0.05. DCF analysis assumes valuation as of June 30, 2026 using mid-year convention applied to projected free cash flows. Implied share price reflects estimated net cash balance of $208mm as of 6/30/26 and $75mm in net proceeds from 2026 raise assuming issuance at current share price, with 10% discount and 5% spread. Fully diluted shares underlying the analysis from Pelican management based on basic shares of 106.0mm as of 5/31/26 and dilution under treasury stock method (TSM) of 15.6mm options with a weighted-average exercise price (WAEP) of $5.19, 0.6mm RSUs, and 0.6mm PSUs all as of 5/31/26.

17

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Preliminary Financial Analysis: Selected Publicly-Traded Companies Market Revenue ($bn) EV / Company Cap. ($bn) EV ($bn) 2026E 2027E 2028E '26-'28E CAGR NTM Rev. Natera $34.2 $33.2 $2.8 $3.3 $3.9 17% 11.0x Guardant $21.0 $20.4 $1.3 $1.7 $2.1 28% 13.9x BillionToOne $5.7 $5.2 $0.5 $0.6 $0.7 25% 10.3x Caris $5.2 $4.8 $1.0 $1.2 $1.4 18% 4.4x 10x Genomics 4.5 4.0 0.6 0.7 0.7 8% 6.3x Veracyte 4.2 3.8 0.6 0.7 0.7 10% 6.1x Grail 3.4 2.5 0.2 0.2 0.3 23% 12.9x Adaptive 3.2 2.9 0.3 0.4 0.4 21% 9.3x GeneDx 1.8 1.7 0.5 0.6 0.7 25% 3.2x CareDx 1.3 1.1 0.5 0.5 0.5 5% 2.4x 75th Percentile 24% 10.9x Median 20% 7.8x 25th Percentile 12% 4.8x Pelican (Cons.) $0.1 $0.1 $0.2 41% 12.5x $1.4 $1.2 Pelican Mgmt. 0.1 0.1 0.3 73% 10.6x 18 Source: FactSet and Wall Street research as of 6/4/26. Note: Dollars in USD. EBITDA peer multiples range bound between 0 and 30. Revenue peer multiples range bound between 0 and 20.

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only –

Preliminary Pelican Projections: Impact of Future Equity Raises

Preliminary Pelican Projections: Ending Cash



Incl. Equity Raises
Excl. Equity Raises
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$229
$271
$237
$547
$620
$833
$1,211
$155
$46
$13
$22
$96
$308
$686

	YE'26	YE'27	YE'28	YE'29	YE'30	YE'31	YE'32
Raise Amount (Gross)	$78	$158	–	316	–	–	–
Raise Amount (Net)[1]	75	150	–	300	–	–	–
Nominal Value of Raise Costs[2]		(25)	–	(51)			

2026 Equity Raise[3]

Add: Cash	Net Proceeds ($78mm gross at 5% underwriter spread)	$75
	Impact on Per Share Value	**+$0.60**
Less: Share Issuance Dilution	Shares Issued: $10.89 / share (Reflects Current Share Price & 10% Discount to Current)	7mm
	Impact on Per Share Value	**($0.72)**
	Net Impact of 2026 Equity Raise on Per Share Value	**($0.12)**
	Shares Issued % of Post-Raise Fully Diluted Shares Outstanding	***6%***

2027-2029 Equity Raises[3]

Total Impact of Costs to NPV	($52.8)
Fully Diluted Shares Outstanding	124mm
Impact of 2027 - 2029 Equity Raise Costs on Per Share Value	**($0.43)**

2027-2029 equity raises assumed to be completed at 10% discount to intrinsic value (based on midpoint discount rate of 17.75%)

19

Source: Pelican Management and FactSet as of 6/4/26. Note: Dollars in millions, except where otherwise indicated. (1) Assumes 5% spread on gross raise amount. (2) Assumes equity is raised at 10% discount to intrinsic value. (3) Based on a discount rate of 17.75% (midpoint of 16.5% -19.0%)

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Preliminary TD Cowen Pelican Financial Analysis 20

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only –

Preliminary Selected Public Companies Analysis – PELICAN

(US$ in Millions)

Company	Market Cap	Enterprise Value	Cash Balance	YTD Trading Performance	Revenue		'26E-'27E Revenue Growth	'26E Gross Margin	EV / Revenue	
					2026E	2027E			2026E	2027E
natera	$34,200	$33,193	$1,088	(3%)	$2,800	$3,281	17%	65%	11.85x	10.12x
GUARDANT	20,969	20,357	1,103	30%	1,315	1,671	27%	65%	15.48x	12.18x
TOUCAN	9,811	10,415	844	(11%)	1,593	1,940	22%	65%	6.54x	5.37x
BILLION TO ONE	5,698	5,241	537	28%	458	582	27%	71%	11.45x	9.00x
CARIS LIFE SCIENCES	5,199	4,776	822	(36%)	1,008	1,203	19%	65%	4.74x	3.97x
veracyte	4,220	3,781	439	19%	587	653	11%	74%	6.44x	5.79x
GRAIL	3,372	2,549	823	(22%)	181	220	21%	50%	14.06x	11.61x
Adaptive	3,152	2,922	237	11%	287	352	23%	73%	10.19x	8.31x
GeneDx	1,764	1,693	171	(57%)	479	600	25%	70%	3.54x	2.82x
CareDx	1,313	1,105	208	23%	457	483	6%	70%	2.42x	2.29x
Low	$1,313	$1,105	$171	(57%)	$181	$220	6%	50%	2.42x	2.29x
25th Percentile	3,207	2,642	288	(20%)	457	508	18%	65%	5.16x	4.32x
Mean	8,970	8,603	627	(2%)	916	1,098	20%	67%	8.67x	7.15x
Median	4,709	4,279	680	4%	533	627	21%	67%	8.37x	7.05x
75th Percentile	8,782	9,122	839	22%	1,238	1,554	25%	71%	11.75x	9.84x
High	34,200	33,193	1,103	30%	2,800	3,281	27%	74%	15.48x	12.18x
PELICAN Management Case	$1,411	$1,179	$233	52%	$90	$143	58%	17%	13.04x	8.27x
PELICAN Street	$1,411	$1,179	$233	52%	$79	$114	44%	16%	14.93x	10.34x

Source: Public filings, S&P Global Market Intelligence and FactSet as of 6/4/26. Figures from FactSet reflect Wall Street research consensus estimates.
Note: Figures are presented pro forma for capital raises, acquisitions, divestitures, additional employee stock issuances, and minority investments. PELICAN fully-diluted shares outstanding (per TSM): 106.0M basic shares, 15.620M stock options with weighted average strike price of $5.19, 0.640M of RSUs, and 0.575M of PSUs per PELICAN management. Metrics other than 2026E and 2027E revenue multiples shown for informational reference.

21

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only –

Preliminary Selected Precedent Transactions Analysis – PELICAN

(US$ in Millions)

Ann. Date	Target	Acquiror	Enterprise Value	Total Consideration ($M)	% Upfront	Enterprise Value as Multiple of LTM Revenue	Enterprise Value as Multiple of NTM Revenue
4/28/26	Naveris	CareDx	$260	$260	62%	7.65x	5.66x
11/20/25	Exact Sciences	Abbott	22,778	23,789	100%	7.18x	6.29x
11/1/22	Gateway Genomics	Myriad Genetics	100	100	68%	5.00x	—
8/17/22	Genome Diagnostics (GenDx)	Eurobio Scientific	137	137	100%	7.94x	—
1/18/22	GeneDx	Sema4	623	623	76%	5.37x	4.79x
1/9/22	PreventionGenetics	Exact Sciences	190	190	100%	5.28x	—
12/23/21	Ortho Clinical Diagnostics	Quidel	7,983	6,042	100%	3.92x	3.82x
12/23/21	Personal Genome Diagnostics	Labcorp	575	575	78%	26.14x	14.38x
6/1/21	HalioDx	Veracyte	318	318	100%	13.07x	—
3/15/21	GenMark Diagnostics	Roche Holding	1,773	1,832	100%	10.46x	9.70x
3/3/21	Asuragen	Bio-Techne	320	320	67%	10.67x	—
3/2/21	Resolution Biosciences	Agilent Technologies	695	695	79%	19.86x	13.24x
2/3/21	Decipher Biosciences	Veracyte	600	600	100%	15.19x	—
1/5/21	Biotheranostics	Hologic	230	230	100%	6.97x	—
6/22/20	ArcherDX	Invitae	1,400	1,400	64%	27.69x	—
7/29/19	Genomic Health	Exact Sciences	2,597	2,841	100%	6.15x	5.52x
6/19/18	Foundation Medicine	Roche Holding	5,335	5,278	100%	28.41x	19.67x
		Min	$100	$100	62%	3.92x	3.82x
		25th Percentile	260	260	76%	6.15x	5.52x
		Mean	2,701	2,661	88%	12.17x	9.23x
		Median	600	600	100%	7.94x	6.29x
		75th Percentile	1,773	1,832	100%	15.19x	13.24x
		Max	22,778	23,789	100%	28.41x	19.67x
Memo (Informational):							
4/16/26	SAGA Diagnostics	Roche Holding	$595	$595	— [1]	—	—
12/5/25	Foresight Diagnostics	Natera	450	450	61%	—	—
11/4/24	Ambry Genetics	Tempus AI	600	600	100%	2.00x	1.60x
1/8/24	C2i Genomics	Veracyte	95	95	74%	—	—
4/27/23	Haystack Oncology	Quest Diagnostics	450	450	67%	—	—
5/5/21	Invivata	NeoGenomics	390	390	100%	—	—

Source: S&P Global Market Intelligence, Public Filings, Press Releases, and FactSet as of 6/4/26. Metrics other than LTM and NTM revenue multiples shown for informational reference.
Note: Reflects deal terms at time of transaction announcement.
1. Upfront consideration undisclosed.

22

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Preliminary Standalone Discounted Cash Flow Analysis – PELICAN Perpetuity Growth Rate Method Discounted to 6/30/26 Calendar Year Ending December 31, Terminal US$ in Millions, except share data (3) 2H'26E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E 2039E Year Revenue $53 $143 $272 $457 $758 $1,150 $1,575 $1,940 $2,240 $2,539 $2,825 $3,084 $3,302 $3,467 $3,467 % Growth N/A 58% 90% 68% 66% 52% 37% 23% 15% 13% 11% 9% 7% 5% Adj. EBITDA (less SBC) ($58) ($107) ($70) ($16) $67 $187 $342 $480 $639 $723 $802 $875 $936 $980 $980 % Margin (108%) (75%) (26%) (3%) 9% 16% 22% 25% 29% 28% 28% 28% 28% 28% 28% Less: D&A (5) (13) (16) (19) (21) (27) (32) (38) (45) (50) (53) (57) (60) (60) (10) EBIT ($63) ($119) ($85) ($35) $46 $160 $310 $441 $594 $673 $749 $818 $876 $919 $969 % Margin (117%) (84%) (31%) (8%) 6% 14% 20% 23% 27% 27% 27% 27% 27% 27% 28% (1) Less: Tax provision (28.0%) — — — — (4) (18) (39) (56) (131) (188) (210) (229) (245) (257) (271) Plus: D&A 5 13 16 19 21 27 32 38 45 50 53 57 60 60 10 Less: Capex (2) (15) (15) (15) (50) (40) (40) (45) (50) (51) (44) (35) (24) (10) (10) Less: Change in NWC (3) (3) 18 0 2 1 1 (0) (7) (7) (7) (6) (5) (4) (3) Unlevered Free Cash Flow ($63) ($124) ($66) ($31) $15 $130 $263 $378 $451 $477 $541 $604 $661 $708 $695 Present Value of Terminal Value: Enterprise Value: Implied Terminal Rev. Multiple: Discount PV of Cash Rate Flows 3.0% 4.0% 5.0% 3.0% 4.0% 5.0% 3.0% 4.0% 5.0% 18.50% $618 $508 $548 $595 $1,127 $1,167 $1,213 1.45x 1.56x 1.70x 19.50% 559 428 460 496 987 1,019 1,056 1.37x 1.47x 1.59x 20.50% 505 362 388 417 867 893 922 1.29x 1.39x 1.49x (4) Plus Net Enterprise Value: Equity Value: Discount Equity Value per Share: (2) Rate Cash 3.0% 4.0% 5.0% 3.0% 4.0% 5.0% 3.0% 4.0% 5.0% 18.50% $733 $1,127 $1,167 $1,213 $1,859 $1,900 $1,946 $12.57 $12.83 $13.13 19.50% 733 987 1,019 1,056 1,720 1,752 1,789 11.66 11.87 12.10 20.50% 733 867 893 922 1,600 1,626 1,655 10.87 11.04 11.23 Source: PELICAN management projections (subject to Board input) as of 5/29/26. Note: Present value date of 6/30/26, using mid-year discounting convention. Stock-based compensation treated as a cash expense. Implied terminal revenue multiples shown for informational reference. Assumes contemplated gross financing in Q4 2026 of $79.3M at offer price of $11.70 per PELICAN management, resulting in 6.773M additional shares and net proceeds of $74.5M (gross spread of 6.0%), contemplated gross financing in Q4 2027 of $159.6M at offer price of $14.89 per PELICAN management, resulting in 10.714M additional shares and net proceeds of $150.0M (gross spread of 6.0%), and contemplated gross financing in 2029 of $319.1M at offer price of $23.40 per PELICAN management, resulting in 13.636M additional shares and net proceeds of $300.0M (gross spread of 6.0%). N/A denotes not applicable. 1. Includes benefit of Federal NOLs/credits. Assumes pre-12/31/17 Federal NOLs of $95.9M subject to 100% utilization, post-12/31/17 Federal NOLs of $423.5M subject to 80% utilization as of 12/31/25 and projected Federal NOLs during Q1 and Q2 2026 of $63.6M, with Federal NOLs fully utilized by 2034. 2. Assumes cash and debt of $734.2M and $1.2M, respectively, as of 6/30/26, inclusive of $524.5M pro forma adjustment for contemplated equity raises per PELICAN management. 23 3. Assumes D&A and Capex equate and change in NWC is equal to final year change in NWC as percentage of change in revenue applied to final year projected change in revenue (based on 4.0% perpetuity growth rate). 4. Fully-diluted shares outstanding (per TSM): 106.0M basic shares, 15.620M stock options with weighted average strike price of $5.19, 0.640M of RSUs, 0.575M of PSUs, and 31.123M additional shares from contemplated equity financing per PELICAN management.

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only –

Preliminary Weighted Average Cost of Capital – PELICAN

Calculation of Unlevered Beta

Company Name	Current Equity Value	Total Debt	Cash & Equivalents	Net Debt / (Net Cash)	Enterprise Value	Net Debt/Equity	Marginal Tax Rate	Levered β[1]	Unlevered β[2]
PELICAN	**$1,411**	**$1**	**$233**	**($232)**	**$1,179**	**—**	**28.0%**	**1.87**	**1.87**
Selected Companies									
Natera, Inc.	$34,200	$80	$1,088	($1,008)	$33,193	—	25.0%	1.30	1.30
Guardant Health, Inc.	20,969	491	1,103	(612)	20,357	—	25.0%	1.44	1.44
TOUCAN	9,811	1,449	844	605	10,415	6.2%	26.5%	2.15	2.05
Billiontoone, Inc.[3]	5,698	81	537	(457)	5,241	—	25.0%	0.86	0.86
Caris Life Sciences, Inc.	5,199	400	822	(422)	4,776	—	25.0%	1.36	1.36
Veracyte, Inc.	4,220	–	439	(439)	3,781	—	25.0%	1.61	1.61
Grail, Inc.	3,372	–	823	(823)	2,549	—	25.0%	1.86	1.86
Adaptive Biotechnologies Corporation	3,152	8	237	(229)	2,922	—	25.0%	1.70	1.70
Genedx Holdings Corp.	1,764	100	171	(71)	1,693	—	25.0%	1.57	1.57
Caredx, Inc.	1,313	–	208	(208)	1,105	—	25.0%	1.40	1.40
Median	**$4,709**	**$80**	**$680**	**($431)**	**$4,279**	**—**	**25.0%**	**1.57**	**1.57**

Weighted Average Cost of Capital (WACC) Calculation

Target Capital Structure[4]	
Debt / Total Capitalization	—
Equity / Total Capitalization	100.0%
Debt / Equity	—
Leveraging factor[2]	1.000x

Cost of Debt Calculation	
Cost of Debt	n/a
Marginal Tax Rate[5]	28.0%
After Tax Cost of Debt	**—**

Cost of Equity Calculation	
Risk-Free Rate[6]	4.98%
Market Risk Premium[7]	7.31%
Relevered Beta	1.87
Size Premium[8]	0.77%
Cost of Equity	**19.41%**

Weighted Average Cost of Capital	**19.41%**
Weighted Average Cost of Capital - Low	**18.50%**
Weighted Average Cost of Capital - High	**20.50%**

Source: Bloomberg, S&P Global Market Intelligence, U.S. Treasury, and Kroll 2025 Cost of Capital Navigator.
1. Beta represents Bloomberg's historical, adjusted, levered five-year daily beta as of 6/4/26 (or since listing, if trading history is shorter).
2. Unlevered Beta = Levered Beta / [1 + (1 – Tax Rate) * Net Debt / Equity Value]. Levered Beta = Unlevered Beta * [1 + (1 – Tax Rate) * Net Debt / Equity Value].
3. BLLN levered and unlevered betas not included in median of selected companies given recency of IPO.
4. Target capital structure per PELICAN management projections.
5. PELICAN blended marginal tax rate per PELICAN management.
6. 20-Year United States Treasury yield as of 6/4/26.
7. Expected U.S. Equity Risk Premium versus Long-Term U.S. Treasury Bonds per Kroll 2025 cost of capital navigator.
8. Kroll cost of capital navigator as of 2025 size premium reflects Decile 8 for market cap of $782.51M-$1,472.33M.

24

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only –

Preliminary Implied Present Value of NOLs – PELICAN

(US$ in Millions)	Calendar Year Ending December 31,													
	2H'26E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E	2039E
Beginning Balance[1]	**$583.0**	**$645.7**	**$765.2**	**$850.6**	**$885.4**	**$843.5**	**$716.3**	**$490.1**	**$168.1**	**-**	**-**	**-**	**-**	**-**
Ending Balance	**645.7**	**765.2**	**850.6**	**885.4**	**843.5**	**716.3**	**490.1**	**$168.1**	**-**	**-**	**-**	**-**	**-**	**-**
Total Federal Tax Savings	**-**	**-**	**-**	**-**	**$8.8**	**$26.7**	**$47.5**	**$67.6**	**$35.3**	**-**	**-**	**-**	**-**	**-**
Discount Period	0.250	1.000	2.000	3.000	4.000	5.000	6.000	7.000	8.000	9.000	10.000	11.000	12.000	13.000
Discount Factor (19.50% Discount Rate)	96%	84%	70%	59%	49%	41%	34%	29%	24%	20%	17%	14%	12%	10%
PV of Unlevered FCF	**-**	**-**	**-**	**-**	**$4.3**	**$11.0**	**$16.3**	**$19.4**	**$8.5**	**-**	**-**	**-**	**-**	**-**

Implied NPV of Federal NOLs	**$59.5**
/ Shares Outstanding[2]	147.660
Implied NPV of Federal NOLs, Per Share	**$0.40**

		Implied NPV of Federal NOLs
Cost of Equity	18.50%	$62.7
	19.50%	59.5
	20.50%	56.5

Source: PELICAN management projections (subject to Board input) as of 5/29/26 and public filings.
Note: Does not consider Section 382 limitations; reflects Federal NOLs. Per PELICAN management, assumes pre-12/31/17 Federal NOLs of $95.9M subject to 100% utilization, post-12/31/17 Federal NOLs of $423.5M subject to 80% utilization as of 12/31/25 and projected Federal NOLs during Q1 and Q2 2026 of $63.6M. Federal NOLs fully utilized by 2034.

1. Beginning balance based on sum of Federal NOLs and Federal R&D tax credits of $519.5M as of 12/31/25 per PELICAN Form 10-K and projected Federal NOLs during Q1 2026 and Q2 2026 of $63.6M per PELICAN management.
2. Shares outstanding at midpoint of assumed shares outstanding for discounted cash flow analysis.

25

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Toucan Public Market Perspectives and Preliminary Financial Projections 26

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Toucan Company Snapshot Business Overview Public Market Overview ▪ Fast-growing healthcare technology company providing diagnostics Trading Multiples Capitalization solutions, leveraging AI to connect laboratory results to a patient’s own EV / EV / Revenue EBITDA clinical data, providing personalized results Current Share Price $52.26 Multiples Prem. / (Disc.) vs. 52-Wk. High (49%) – Genomics, which leverages laboratories to provide NGS diagnostics, CY'25A 8.2x NM Prem. / (Disc.) vs. 52-Wk. Low 23% RNA sequencing, ctDNA liquid biopsy panels, WGS and other anatomic CY'26E 6.5x NM Diluted Shares Outstanding 187.7 CY'27E 5.4x NM and molecular pathology testing to healthcare providers Implied Equity Value $9.8 Plus: NCI – • Represents majority of revenue for Toucan; generated ~$1bn in Metrics (1) Plus: Est. Debt as of 6/30/26 1.4 2025 CY'25A $1.3 ($0.0) (Less): Est. Cash as of 6/30/26 (0.8) CY'26E 1.6 0.1 – Data and Services, which facilitates drug discovery and development Implied Enterprise Value $10.4 CY'27E 1.9 0.1 for life sciences companies through two products: Key Management Financial Profile • Insights: Provides researchers with access to multimodal healthcare ’24A-’29E CAGR Sales by Segment ($mm) data and a suite of analytic and cloud-and-compute tools for Eric Lefkofsky Jim Rogers +34% discovery, R&D and commercialization Founder and CEO CFO ▪ Founded in August of 2015 ▪ Appointed April 2021 +29% • Trials: Leverages network of physicians to provide clinical trial ▪ Previously co-founded ▪ Previously held senior + matching services for pharmaceutical companies Pathos AI, Groupon and FP&A positions at Groupon + Data and Mediaocean +36% Services • Generated ~$0.3bn of revenue in 2025 Terron Bruner Mike Yasiejko Genomics – Toucan has historically been active in pursuing targeted M&A, Chief Commercial Officer President purchasing Ambry Genetics in 2024 and Paige AI in 2025 ▪ Appointed April 2021▪ Appointed January 2026, WholeCo Growth %: ▪ Previously Sr. Sales Leader previously EVP of ▪ Toucan is headquartered in Chicago Illinois and currently has ~3,800 of HCLS at Amazon Web Genomics employees Genomics Growth %: Services▪ Previously Associate Partner at Bain 27 Source: Company filings, FactSet and Wall Street Research as of 6/4/26. Note: Dollars in billions unless otherwise noted. (1) Includes convertible Senior Notes due 2030 and 2032, and Convertible Promissory Note due 2030.

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only –

Toucan Share Price Performance Since IPO

Share Price Performance

	YTD	1-Yr	Since IPO
Toucan	(11%)	(17%)	+30%
Peers[1]	+10%	+32%	+74%


Toucan
Peers(1)
$110
$100
$90
$80
$70
$60
$50
$40
$30
$20
$40.25
$69.97
+74%
$52.26
+30%
Jun-24
Sep-24
Dec-24
Mar-25
Jun-25
Sep-25
Dec-25
Mar-26
8/16/24: Expanded collab. with Pelican incl. $36mm investment (19.3% PF ownership)
11/4/24: Announced Ambry acquisition ($375mm cash + $225mm stock) and Q3'24 earnings
1/21/25: Announced national launch of Olivia, AI-enabled personal health concierge app
2/24/25: Announced FY'24 earnings; $693mm of revenue with ~30% YoY revenue growth
6/30/25: Announced pricing of upsized 0.75% $750mm Convertible Senior Notes due 2030 (over-allotment exercised)
8/22/25: Announced acquisition of Paige for $81mm (predominantly paid in Toucan stock)
9/11/25: Received FDA special 510(k) clearance for updated Pixel cardiac imaging platform
11/4/25: Announced Q3'25 earning; projecting positive FY'25 adj. EBITDA
3/25/26: Announced collab. with Daiichi Sankyo for biomarker discovery
4/9/26: Announced collab. with Gilead for oncology R&D
12/16/24: Expanded collab. with Pelican for biopharma access
2/13/25: Announced collaboration with IFLI for AI-driven lymphoma therapy development
7/9/25: Expanded collab. with Pelican for CRC
1/11/26: Announced prelim. FY'25 earnings; $1.27bn in revenue with ~83% YoY revenue growth
5/5/26: Announced 1Q'26 earnings with (39%) miss vs. consensus on adj. EBITDA
5/15/26: Announced collab. with BMS for oncology and neuro development

Distribution of Trading Volume


# of shares (in mm)
% distribution
Since IPO
Since 1/1/26
75
2%
679
19%
210
34%
1,484
42%
322
52%
878
25%
90
14%
414
12%
30
1%
$20 - $35
$35 - $50
$50 - $65
$65 - $80
$80 - $95
$95 - $110

28

Source: FactSet as of 6/4/26. (1) Peers includes Natera, Guardant, Caris, Grail, BillionToOne, Adaptive, Veracyte, GeneDx, 10x Genomics, and CareDx.

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only –

Toucan Wall Street Perspectives

Current Price: $52.26
Median PT = +26% vs. current

		Valuation		Revenue		EBITDA	
Broker	Price Target	Method	Metric	2026E	2027E	2026E	2027E
Broker 1	$100 Buy	Revenue Multiple & DCF	~10x 2 Yr. Forward EV/Rev & DCF @ 8.0% WACC, 2.0% PGR	$1,595	$1,973	$67	$175
Broker 2	$80 Buy	Revenue Multiple	8.3x 2027E EV/Rev.	1,595	1,986	65	95
Broker 3	$80 Buy	DCF	DCF @ 15.1% WACC, 4.0% PGR	1,592	1,925	65	83
Broker 4	$75 Buy	Revenue Multiple	7.0x 2027E EV/Rev.	1,593	1,941	64	121
Broker 5	$75 Buy	Revenue Multiple	8.5x 2026E EV/Rev.	1,597	1,928	65	138
Broker 6	$70 Buy	DCF	DCF @ 7.7% WACC, 3.0% PGR	1,596	1,938	65	215
Broker 7	$68 Buy	--		1,596	1,920	65	114
Broker 8	$64 Buy	Revenue Multiple	7.0x NTM EV/Rev.	1,593	2,010	--	
Broker 9	$60 Buy	Revenue Multiple	6.2x 2027E EV/Rev.	1,598	1,838	63	193
Broker 10	$60 Hold	--		1,591	1,989	65	112
Broker 11	$59 Buy	--		1,588	1,910	66	87
Broker 12	$58 Hold	Revenue Multiple	~5.5x 2027E EV/Rev.	1,592	1,955	--	
Broker 13	$50 Hold	DCF	DCF @ 8.8% WACC, 5.0% PGR	1,592	1,890	53	125
Broker 14	$35 Sell	DCF	--	1,594	1,938	65	143
Broker 15	NA Hold	--		1,590	1,970	--	
Broker 16	NA Hold	Revenue Multiple & DCF	--	1,592	1,967	65	127
Median	**$66**			**$1,593**	**$1,940**	**$65**	**$125**

Source: Wall Street Research and FactSet as of 6/4/26. Note: dollars in millions, except per share amounts.

29

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Toucan Stock Price Perspectives Toucan Share Price Implied Revenue Multiples Value Δ vs. Curr. 2026E 2027E (10/8/25) 52-Week High $103.25 +98% 12.3x 10.1x Wall Street Price Target High 100.00 +91% 11.9x 9.8x Wall Street Price Target Median 66.00 +26% 8.1x 6.7x Current / At Market $52.26 -- 6.5x 5.4x 60-Day VWAP 49.46 (5%) 6.2x 5.1x 30-Day VWAP 49.43 (5%) 6.2x 5.1x (3/30/26) 52-Week Low 42.37 (19%) 5.4x 4.4x Wall Street Price Target Low 35.00 (33%) 4.5x 3.7x (6/25/24) All-Time Low 24.96 (52%) 3.3x 2.7x 30 Source: Bloomberg, Wall Street research and FactSet as of 6/4/26.

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Preliminary Toucan Projections: Basis for Forecast ▪ Preliminary forecast was constructed based on consensus outside-in view of Toucan utilizing Wall Street analyst forecasts and management judgement on incremental upside from Pelican partnership contribution ▪ Forecast assumptions are not yet informed by reverse diligence and will be refined as additional information is received and validated with Toucan management commentary ▪ Forecast is reflective of company development on a standalone basis in which the existing partnership / revenue streams from Pelican remain in place through projection period ▪ Toucan estimates include internal assumptions for MRD-testing revenue based on Pelican management forecast ▪ Takes into account Toucan revenue from specific unit volumes and negotiated fees / test over duration of the forecast 31

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Preliminary Toucan Projections: Double Click on Revenue ’26E ’30E ’34E ‘26 – ‘34E Revenue Revenue Revenue CAGR 21% Data and Services $7,239 19% Genomics $2,247 24% $3,580 22% $1,096 $4,992 20% $1,609 $415 $2,484 $1,194 2026E 2030E 2034E Memo: Pelican Contribution to Genomics Revenue NexT Personal Fees $11 $150 $459 32 Source: Pelican Management and Wall Street research. Note: Dollars in millions.

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Toucan Financial Forecast: Pelican Mgmt. Forecast Impact 2026 2027 2028 2029 2030 Toucan Consensus Revenue ($mm) $1,592 $1,925 $2,357 $2,857 $3,430 NexT Personal Test Volume (units) 31,455 66,191 132,196 225,366 375,826 Illust. Toucan Reimbursement / Test ($) $350 $400 $400 $400 $400 Adjustments Adjustments to Toucan NexT Personal Reimbursement ($mm) $11 $26 $53 $90 $150 Revenue Forecast to Consensus Sales & Marketing Fee ($mm) 7 – – – – Revenue Forecast Total Adjustment to Toucan Forecast ($mm) $18 $26 $53 $90 $150 Adjusted Toucan Revenue ($mm) $1,609 $1,951 $2,409 $2,947 $3,580 % Increase vs Consensus +1% +1% +2% +3% +4% Consensus Toucan EBIT ($mm) ($246) ($125) $82 $349 $673 Pelican-Associated Operating Expense ($mm) (8) (14) (32) (63) (105) Illust. Adjustments to Toucan Operating Margin 57% 48% 39% 30% 30% Adjustments EBIT Forecast to Consensus EBIT Impact ($mm) $10 $13 $21 $27 $45 EBIT Forecast Adjusted Toucan EBIT ($mm) ($236) ($112) $103 $376 $718 % Increase vs Consensus n.a. n.a. +25% +8% +7% 33 Source: Pelican management and Wall Street research.

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Preliminary Toucan Projections: Revenue and Adj. EBITDA Overview 2026E-2039E Preliminary Toucan Projections ‘35-‘39 CAGR: +13% ‘30-‘34 CAGR: +19% $13,775 $12,552 ‘26-‘29 CAGR: +22% $11,232 $9,872 $8,527 $7,239 $6,136 $5,169 $4,311 $3,580 $2,947 $2,409 $1,951 $1,609 $1,272 $693 2024A 2025A 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E 2039E Total YoY Growth: n.a. +83% +27% +21% +23% +22% +21% +20% +20% +19% +18% +18% +16% +14% +12% +10% ‘35-‘39 CAGR: +15% ‘30-‘34 CAGR: +37% $6,081 $5,449 $4,792 $4,136 $3,505 $2,826 $2,212 $1,686 $1,209 $803 $462 $186 ($26) ($116) ($137) ($626) 2024A 2025A 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E 2039E % Margin: NM NM NM NM 8% 16% 22% 28% 33% 36% 39% 41% 43% 44% 46% 47% 34 Source: Pelican management and Wall Street research. Note: Dollars in millions. (1) Reflects EBITDA burdened by SBC expense. (1) Adj. EBITDA Revenue

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Output @ Preliminary Toucan Projections: Case 1 Summary P&L 2026E-2039E Preliminary Toucan Projections 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E 2039E Revenue $1,609 $1,951 $2,409 $2,947 $3,580 $4,311 $5,169 $6,136 $7,239 $8,527 $9,872 $11,232 $12,552 $13,775 % Growth 27% 21% 23% 22% 21% 20% 20% 19% 18% 18% 16% 14% 12% 10% (Less:) COGS (566) (663) (797) (947) (1,115) (1,299) (1,533) (1,807) (2,126) (2,499) (2,837) (3,162) (3,462) (3,719) Gross Profit $1,043 $1,288 $1,612 $2,000 $2,465 $3,012 $3,636 $4,329 $5,113 $6,027 $7,036 $8,069 $9,091 $10,056 % Margin 65% 66% 67% 68% 69% 70% 70% 71% 71% 71% 71% 72% 72% 73% (Less:) SG&A (881) (964) (1,049) (1,141) (1,242) (1,359) (1,492) (1,636) (1,780) (1,972) (2,262) (2,552) (2,831) (3,085) (Less:) R&D (398) (437) (461) (484) (506) (526) (555) (596) (643) (711) (823) (937) (1,047) (1,149) EBIT ($236) ($112) $103 $376 $718 $1,127 $1,589 $2,097 $2,690 $3,344 $3,950 $4,580 $5,213 $5,822 (Plus:) D&A 120 87 83 86 86 82 97 115 136 160 186 211 236 259 Adj. EBITDA ($116) ($26) $186 $462 $803 $1,209 $1,686 $2,212 $2,826 $3,505 $4,136 $4,792 $5,449 $6,081 % Margin NM NM 8% 16% 22% 28% 33% 36% 39% 41% 42% 43% 43% 44% (Plus:) SBC and Other Adj. 191 122 137 155 173 208 185 155 142 158 173 187 199 209 Adj. EBITDA (excl. SBC) $75 $96 $323 $617 $976 $1,417 $1,871 $2,367 $2,968 $3,663 $4,309 $4,979 $5,649 $6,290 % Margin 5% 5% 13% 21% 27% 33% 36% 39% 41% 43% 44% 44% 45% 46% 35 Source: Pelican management and Wall Street research. Note: Dollars in millions.

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Toucan Preliminary Projections in Context: Comparison vs. Consensus Update Revenue EBITDA $2,409 $323 $2,327 $239 $1,951 $125 $1,940 $75 $1,609 $96 $65 $1,593 2026E 2027E 2028E 2026E 2027E 2028E Memo: # of Est. Memo: # of Est. 16 16 11 13 13 9 Preliminary Forecast vs. Consensus Preliminary Forecast vs. Consensus 1% 1% 4% 16% (23%) 35% Preliminary Toucan Projections Consensus (Median) 36 Source: Pelican management, Wall Street research, and FactSet as of 6/4/26. Note: Dollars in millions.

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Preliminary Centerview Toucan Financial Analysis 37

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Output @ Preliminary Financial Analysis: Case 1 Discounted Cash Flow Analysis – Preliminary Toucan Projections Unlevered Free Cash Flow Projections CAGR Forecast Projections 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E 2039E '30E-'34E '26E-34E Revenue $1,609 $1,951 $2,409 $2,947 $3,580 $4,311 $5,169 $6,136 $7,239 $8,527 $9,872 $11,232 $12,552 $13,775 19% 21% % Growth 27% 21% 23% 22% 21% 20% 20% 19% 18% 18% 16% 14% 12% 10% Adj. EBITDA $75 $96 $323 $617 $976 $1,417 $1,874 $2,373 $2,980 $3,686 $4,346 $5,031 $5,716 $6,374 32% 58% % Margin 5% 5% 13% 21% 27% 33% 36% 39% 41% 43% 44% 45% 46% 46% (Less): SBC and Other Adj. (191) (122) (137) (155) (173) (208) (188) (161) (154) (182) (210) (239) (267) (293) Adj. EBITDA (less SBC) ($116) ($26) $186 $462 $803 $1,209 $1,686 $2,212 $2,826 $3,505 $4,136 $4,792 $5,449 $6,081 37% NM (Less): D&A (120) (87) (83) (86) (86) (82) (97) (115) (136) (160) (186) (211) (236) (259) Operating Profit ($236) ($112) $103 $376 $718 $1,127 $1,589 $2,097 $2,690 $3,344 $3,950 $4,580 $5,213 $5,822 (1) (Less): Taxes (Excl. NOLs) – – (27) (99) (190) (298) (421) (555) (712) (885) (1,045) (1,212) (1,379) (1,541) NOPAT ($236) ($112) $76 $276 $528 $829 $1,169 $1,542 $1,978 $2,460 $2,905 $3,368 $3,834 $4,282 Plus: D&A 120 87 83 86 86 82 97 115 136 160 186 211 236 259 (Less): Capex (61) (82) (94) (114) (137) (163) (145) (129) (137) (162) (188) (214) (239) (262) (Less): Δ in NWC (34) (34) (46) (54) (63) (73) (86) (97) (110) (129) (135) (136) (132) (122) UFCF ($211) ($142) $18 $194 $413 $674 $1,035 $1,431 $1,866 $2,329 $2,768 $3,230 $3,699 $4,156 Memo: 3Q-4Q'26 uFCF ($105) Impact from NOLs – – 16 59 68 – – – – – – – – – Implied Enterprise Value ($bn) Implied Share Price Implied Terminal EV / LTM Sales PGR PGR PGRPGR 4.0% 5.0% 6.0% 4.0% 5.0% 6.0% 4.0% 5.0% 6.0% 16.5% $9.7 $10.1 $10.7 16.5% $48.85 $51.25 $54.10 16.5% 2.8x 3.0x 3.3x 17.5% 8.5 8.8 9.2 17.5% 42.45 44.30 46.45 17.5% 2.6x 2.8x 3.0x 18.5% 7.5 7.8 8.1 18.5% 37.05 38.50 40.15 18.5% 2.4x 2.6x 2.8x Source: Company filings, FactSet and Wall Street research. Notes: Dollars in millions, except for per share amounts and where otherwise stated. Share prices rounded to nearest $0.05. DCF analysis assumes valuation as of June 30, 2026 using mid-year 38 convention applied to projected free cash flows. Implied share price reflects estimated 6/30/2026 cash balance of $886mm. Fully diluted shares underlying the analysis based on basic shares of 179.6mm as of 4/30/26 and dilution under treasury stock method (TSM) of 5.4mm RSUs, 2.7mm PSUs, and 0.01mm RSAs as of 3/31/26. (1) Reflects 27.9% tax rate applied to operating profit. WACC WACC WACC

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Preliminary Financial Analysis: Selected Publicly-Traded Companies Market Revenue ($bn) EV / Company Cap. ($bn) EV ($bn) 2026E 2027E 2028E '26-'28E CAGR NTM Rev. Natera $34.2 $33.2 $2.8 $3.3 $3.9 17% 11.0x Guardant 21.0 20.4 1.3 1.7 2.1 28% 13.9x BillionToOne 5.7 5.2 0.5 0.6 0.7 25% 10.3x Caris 5.2 4.8 1.0 1.2 1.4 18% 4.4x 10x Genomics 4.5 4.0 0.6 0.7 0.7 8% 6.3x Veracyte 4.2 3.8 0.6 0.7 0.7 10% 6.1x Grail 3.4 2.5 0.2 0.2 0.3 23% 12.9x Adaptive 3.2 2.9 0.3 0.4 0.4 21% 9.3x GeneDx 1.8 1.7 0.5 0.6 0.7 25% 3.2x CareDx 1.3 1.1 0.5 0.5 0.5 5% 2.4x 75th Percentile 24% 10.9x Median 20% 7.8x 25th Percentile 12% 4.8x Toucan (Cons.) $1.6 $1.9 $2.3 21% 5.9x $9.8 $10.4 Toucan Mgmt. 1.6 2.0 2.4 22% 5.9x 39 Source: FactSet and Wall Street research as of 6/4/26. Note: Dollars in USD. EBITDA peer multiples range bound between 0 and 30. Revenue peer multiples range bound between 0 and 20.

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Preliminary Cowen Toucan Financial Analysis 40

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only –

Preliminary Selected Public Companies Analysis – TOUCAN

(US$ in Millions)

Company	Market Cap	Enterprise Value	Cash Balance	YTD Trading Performance	Revenue		'26E-'27E Revenue Growth	'26E Gross Margin	EV / Revenue	
					2026E	2027E			2026E	2027E
natera	$34,200	$33,193	$1,088	(3%)	$2,800	$3,281	17%	65%	11.85x	10.12x
GUARDANT	20,969	20,357	1,103	30%	1,315	1,671	27%	65%	15.48x	12.18x
BILLION TO ONE	5,698	5,241	537	28%	458	582	27%	71%	11.45x	9.00x
CARIS LIFE SCIENCES	5,199	4,776	822	(36%)	1,008	1,203	19%	65%	4.74x	3.97x
veracyte	4,220	3,781	439	19%	587	653	11%	74%	6.44x	5.79x
GRAIL	3,372	2,549	823	(22%)	181	220	21%	50%	14.06x	11.61x
Adaptive	3,152	2,922	237	11%	287	352	23%	73%	10.19x	8.31x
GeneDx	1,764	1,693	171	(57%)	479	600	25%	70%	3.54x	2.82x
PELICAN	1,411	1,179	233	52%	79	114	44%	16%	14.93x	10.34x
CareDx	1,313	1,105	208	23%	457	483	6%	70%	2.42x	2.29x
Low	$1,313	$1,105	$171	(57%)	$79	$114	6%	16%	2.42x	2.29x
25th Percentile	2,111	1,907	234	(17%)	329	384	18%	65%	5.16x	4.42x
Mean	8,130	7,680	566	4%	765	916	22%	62%	9.51x	7.64x
Median	3,796	3,351	488	15%	468	591	22%	67%	10.82x	8.66x
75th Percentile	5,573	5,125	823	27%	903	1,066	27%	71%	13.51x	10.29x
High	34,200	33,193	1,103	52%	2,800	3,281	44%	74%	15.48x	12.18x
TOUCAN Street	$9,811	$10,415	$844	(11%)	$1,593	$1,940	21%	65%	6.54x	5.37x

Source: Public filings, S&P Global Market Intelligence and FactSet as of 6/4/26. Figures from FactSet reflect Wall Street research consensus estimates.
Note: Figures are presented pro forma for capital raises, acquisitions, divestitures, additional employee stock issuances, and minority investments. Fully-diluted shares outstanding (per TSM): 179.565M basic shares, 8.150M RSUs, and 0.014M of RSAs. Includes impact of $750.0M convertible note issued on July 3, 2025, assumed per TOUCAN public filings to convert at $84.19 per share, with corresponding capped call structure mitigating dilution up to $111.20 per share, and impact of $460.0M convertible note issued on May 12, 2026, assumed per TOUCAN public filings to convert at $69.26 per share, with corresponding capped call structure mitigating dilution up to $98.94 per share. Metrics other than 2026E and 2027E revenue multiples shown for informational reference.

41

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Preliminary Standalone Discounted Cash Flow Analysis – TOUCAN Perpetuity Growth Rate Method Discounted to 6/30/26 Calendar Year Ending December 31, Terminal US$ in Millions, except share data (3) 2H'26E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E 2039E Year Revenue $805 $1,951 $2,409 $2,947 $3,580 $4,311 $5,169 $6,136 $7,239 $8,527 $9,872 $11,232 $12,552 $13,775 $13,775 % Growth N/A 21% 23% 22% 21% 20% 20% 19% 18% 18% 16% 14% 12% 10% Adj. EBITDA (less SBC) ($58) ($26) $186 $462 $803 $1,209 $1,686 $2,212 $2,826 $3,505 $4,136 $4,792 $5,449 $6,081 $6,081.20294 % Margin (7%) (1%) 8% 16% 22% 28% 33% 36% 39% 41% 42% 43% 43% 44% 44% Less: D&A (60) (87) (83) (86) (86) (82) (97) (115) (136) (160) (186) (211) (236) (259) (262.194) EBIT ($118) ($112) $103 $376 $718 $1,127 $1,589 $2,097 $2,690 $3,344 $3,950 $4,580 $5,213 $5,822 $5,819 % Margin (15%) (6%) 4% 13% 20% 26% 31% 34% 37% 39% 40% 41% 42% 42% 42% (1) Less: Tax provision (26.5%) — — (11) (41) (122) (298) (421) (555) (712) (885) (1045) (1212) (1379) (1541) (1540) Plus: D&A 60 87 83 86 86 82 97 115 136 160 186 211 236 259 262 Less: Capex (31) (82) (94) (114) (137) (163) (145) (129) (137) (162) (188) (214) (239) (262) (262) Less: Change in NWC (17) (34) (46) (54) (63) (73) (86) (97) (110) (129) (135) (136) (132) (122) (55) Unlevered Free Cash Flow ($105) ($142) $34 $253 $481 $674 $1,035 $1,431 $1,866 $2,329 $2,768 $3,230 $3,699 $4,156 $4,224 Present Value of Terminal Value: Enterprise Value: Implied Terminal Rev. Multiple: Discount PV of Cash Rate Flows 3.0% 4.0% 5.0% 3.0% 4.0% 5.0% 3.0% 4.0% 5.0% 15.75% $5,253 $5,097 $5,584 $6,162 $10,350 $10,837 $11,415 2.67x 2.92x 3.22x 16.75% 4,850 4,226 4,602 5,041 9,076 9,452 9,892 2.48x 2.70x 2.96x 17.75% 4,484 3,526 3,819 4,158 8,010 8,303 8,642 2.32x 2.52x 2.74x (4) Plus Net Enterprise Value: Equity Value: Discount Equity Value per Share: (2) Rate Cash 3.0% 4.0% 5.0% 3.0% 4.0% 5.0% 3.0% 4.0% 5.0% 15.75% ($606) $10,350 $10,837 $11,415 $9,744 $10,231 $10,809 $51.90 $54.50 $57.58 16.75% (606) 9,076 9,452 9,892 8,470 8,846 9,286 45.12 47.12 49.46 17.75% (606) 8,010 8,303 8,642 7,404 7,697 8,036 39.44 41.00 42.81 Source: Wall Street Research, public filings and S&P Global Market Intelligence as of 6/4/26. TOUCAN financial projections per Wall Street research as adjusted and extended by PELICAN management. Note: Present value date of 6/30/26, using mid-year discounting convention. Stock-based compensation treated as a cash expense. Implied terminal revenue multiples shown for informational reference. N/A denotes not applicable. 1. Includes benefit of Federal NOLs/credits. Assumes post-12/31/17 Federal NOLs of $332.8M subject to 80% utilization as of 12/31/25 and Federal NOLs during Q1 and Q2 2026 of $158.0M. Federal NOLs fully utilized by 2030. 2. Discounted cash flow assumes cash and debt of $842.8M and $1,448.8M, respectively, as of 6/30/26, inclusive of estimated $1.2M pro forma reduction to cash for Q2 2026 cash burn. 42 3. Assumes D&A and Capex equate and change in NWC is equal to final year change in NWC as percentage of change in revenue applied to final year projected change in revenue (based on 4.0% perpetuity growth rate). 4. Fully-diluted shares outstanding (per TSM): 179.6M basic shares, 8.150M RSUs, and 0.014M of RSAs. Includes impact of $750.0M convertible note issued on July 3, 2025, assumed per TOUCAN public filings to convert at $84.19 per share, with corresponding capped call structure mitigating dilution up to $111.20 per share, and impact of $460.0M convertible note issued on May 12, 2026, assumed per TOUCAN public filings to convert at $69.26 per share, with corresponding capped call structure mitigating dilution up to $98.94 per share.

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only –

Preliminary Weighted Average Cost of Capital – TOUCAN

Calculation of Unlevered Beta

Company Name	Current Equity Value	Total Debt	Cash & Equivalents	Net Debt / (Net Cash)	Enterprise Value	Net Debt/Equity	Marginal Tax Rate	Levered β[1]	Unlevered β[2]
TOUCAN	**$9,811**	**$1,449**	**$844**	**$605**	**$10,415**	**6.16%**	**26.5%**	**2.15**	**2.05**
Selected Companies									
Natera, Inc.	$34,200	$80	$1,088	($1,008)	$33,193	—	25.0%	1.30	1.30
Guardant Health, Inc.	20,969	491	1,103	(612)	20,357	—	25.0%	1.44	1.44
Billiontoone, Inc.[3]	5,698	81	537	(457)	5,241	—	25.0%	0.86	0.86
Caris Life Sciences, Inc.	5,199	400	822	(422)	4,776	—	25.0%	1.36	1.36
Veracyte, Inc.	4,220	–	439	(439)	3,781	—	25.0%	1.61	1.61
Grail, Inc.	3,372	–	823	(823)	2,549	—	25.0%	1.86	1.86
Adaptive Biotechnologies Corporation	3,152	8	237	(229)	2,922	—	25.0%	1.70	1.70
Genedx Holdings Corp.	1,764	100	171	(71)	1,693	—	25.0%	1.57	1.57
PELICAN	1,411	1	233	(232)	1,179	—	28.0%	1.87	1.87
Caredx, Inc.	1,313	–	208	(208)	1,105	—	25.0%	1.40	1.40
Median	**$3,796**	**$44**	**$488**	**($431)**	**$3,351**	**—**	**25.0%**	**1.57**	**1.57**

Weighted Average Cost of Capital (WACC) Calculation

Target Capital Structure[4]	
Debt / Total Capitalization	—
Equity / Total Capitalization	100.0%
Debt / Equity	—
Leveraging factor[2]	1.000x

Cost of Debt Calculation	
Cost of Debt	n/a
Marginal Tax Rate[5]	26.5%
After Tax Cost of Debt	**—**

Cost of Equity Calculation	
Risk-Free Rate[6]	4.98%
Market Risk Premium[7]	7.31%
Relevered Beta	1.57
Size Premium[8]	0.37%
Cost of Equity	**16.83%**

Weighted Average Cost of Capital	**16.83%**
Weighted Average Cost of Capital - Low	**15.75%**
Weighted Average Cost of Capital - High	**17.75%**

Source: Bloomberg, S&P Global Market Intelligence, U.S. Treasury, and Kroll 2025 Cost of Capital Navigator.
1. Beta represents Bloomberg's historical, adjusted, levered five-year daily beta as of 6/4/26 (or since listing, if trading history is shorter).
2. Unlevered Beta = Levered Beta / [1 + (1 – Tax Rate) * Net Debt / Equity Value]. Levered Beta = Unlevered Beta * [1 + (1 – Tax Rate) * Net Debt / Equity Value].
3. BLLN levered and unlevered betas not included in median of selected companies given recency of IPO.
4. Target capital structure reflects median of selected companies.
5. TOUCAN marginal tax rate reflects blended 21.0% Federal tax rate and 5.46% state and local income tax rate, net of Federal income tax effect per TOUCAN Form 10-K as of 12/31/25.
6. 20-Year United States Treasury yield as of 6/4/26.
7. Expected U.S. Equity Risk Premium versus Long-Term U.S. Treasury Bonds per Kroll 2025 cost of capital navigator.
8. Kroll cost of capital navigator as of 2025 size premium reflects Decile 3 for market cap of $6,449.09M-$10,707.83M.

43

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Preliminary Implied Present Value of NOLs – TOUCAN (US$ in Millions) Calendar Year Ending December 31, 2H'26E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E (1) $490.8 $568.6 $681.0 $604.2 $324.3 - - - - - - - Beginning Balance Ending Balance 568.6 681.0 604.2 324.3 - - - - - - - - Total Federal Tax Savings - - $16.1 $58.8 $68.1 - - - - - - - Discount Period 0.250 1.000 2.000 3.000 4.000 13.500 14.500 15.500 16.500 17.500 18.500 19.500 Discount Factor (16.75% Discount Rate) 96% 86% 73% 63% 54% 12% 11% 9% 8% 7% 6% 5% PV of Unlevered FCF - - $11.8 $36.9 $36.7 - - - - - - - Implied NPV of Federal NOLs $85.4 Implied NPV of Federal NOLs (2) 194.370 / Shares Outstanding 15.75% $87.9 Implied NPV of Federal NOLs, Per Share $0.44 Cost of Equity 16.75% 85.4 18.75% 80.8 Source: Wall Street research and public filings. TOUCAN financial projections per Wall Street research as adjusted and extended by PELICAN management. Note: Does not consider Section 382 limitations; reflects Federal NOLs. Assumes post-12/31/17 Federal NOLs of $332.8M subject to 80% utilization as of 12/31/25 and projected Federal NOLs during Q1 and Q2 2026 of $158.0M. Federal NOLs fully utilized by 2030. 1. Beginning balance based on sum of Federal NOLs and Federal R&D tax credits of $332.8M as of 12/31/25 per TOUCAN Form 10-K and projected Federal NOLs during Q1 2026 and Q2 2026 of $158.0M per Wall 44 Street Research. 2. Shares outstanding at midpoint of assumed shares outstanding for discounted cash flow analysis.

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Perspectives on Toucan Preliminary Value Indication and Next Steps 45

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Key Questions in an All Stock / Majority Stock Combination 1 ▪ How should the Board assess the value indication put forward? – Pelican: Standalone valuation analysis relative to the nominal $11 per share value indication and A recent trading history – Toucan: Standalone valuation analysis relative to their currency today (i.e., current share price) B and recent trading history 2 ▪ How would a stock / majority stock acquisition ultimately be structured? – In substantial majority of transactions, a fixed exchange ratio would be agreed, such that for every X shares of Pelican, Y shares of Toucan are received – Exact mechanics to be negotiated – Exchange ratio put forward would be overlaid against the fair range implied by the Pelican and Toucan standalone valuation analyses 46

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only –

1 Pelican and Toucan Illustrative Valuations in Context

Preliminary and Illustrative
(Informed by Centerview Valuation range)



Methodology
A
Pelican
52-Week Closing Price Range (Low – High)
DCF (Low – High)(1) Mgmt. Plan (16.5% - 19.0% WACC, 3.0% - 5.0% PGR)
B
Toucan
52-Week Closing Price Range (Low – High)
DCF (Low – High)(2) Adjusted Consensus Forecast (16.5% - 18.5% WACC, 4.0% - 6.0% PGR)
For Reference: Toucan Value Indication: $11.00
For Reference Toucan Current: $52.26
$4.40
$12.10
$10.45
$14.85
$42.35
$103.25
$37.05
$54.10
$0
$20
$40
$60
$80
$100

Source: Pelican Management, Wall Street research, Wall Street research, public filings, FactSet as of 6/4/26. Note: Dollars in millions, except per share data. (1) DCF analysis assumes valuation as of June 30, 2026 using mid-year convention applied to projected free cash flows. Implied share price reflects estimated 6/30/2026 cash balance of $886mm. Fully diluted shares underlying the analysis based on basic shares of 179.6mm as of 4/30/26 and dilution under treasury stock method (TSM) of 5.4mm RSUs, 2.7mm PSUs, and 0.01mm RSAs as of 3/31/26. (2) DCF analysis assumes valuation as of June 30, 2026 using mid-year convention applied to projected free cash flows. Implied share price reflects estimated net cash balance of $208mm as of 6/30/26 and $75mm in net proceeds from 2026 raise assuming issuance at current share price, with 10% discount and 5% spread. Fully diluted shares underlying the analysis from Pelican management based on basic shares of 106.0mm as of 5/31/26 and dilution under treasury stock method (TSM) of 15.6mm options with a weighted-average exercise price (WAEP) of $5.19, 0.6mm RSUs, and 0.6mm PSUs all as of 5/31/26.

47

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only –

2 Exchange Ratio Analysis

Preliminary and Illustrative
(Informed by Centerview Valuation range)

Acceptable exchange ratio range defined by the bookends of the Pelican and Toucan standalone valuations

Standalone DCF Valuation Ranges

Pelican

	Low	High
	A $10.45	B $14.85

Toucan

	Low	High
	C $37.05	D $54.10

Implied Exchange Ratios

100% Stock | **$300mm Cash / Remainder Stock[1]**


B / C
0.40x
0.21
(Exchange Ratio at $11)
0.19x
A / D
(B – $) / C
0.33x
0.16
(Cash Adj. Exchange Ratio at $11)
0.15x
(A – $) / D

48

Source: Company filings, Wall Street research, Pelican Management, and FactSet as of 6/4/26. Notes: Dollars in millions, except for per share amounts and where otherwise stated. Share prices rounded to nearest $0.05. DCF analysis assumes valuation as of June 30, 2026 using mid-year convention applied to projected free cash flows. (1) Cash portion calculated as $2.58 per share.

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Potential Forms of a Counter “$X Per Share Upfront and $Y Per Share in “Needs to be $X Per Share” Milestone Payments” ✓ Simplest structure ✓ Likely extract greatest headline deal value ✓ Compensate Pelican shareholders upfront ✓ Construct a “win-win” deal tied to bona fide business improvements ✓ Ability to introduce structure at a later point to bridge any remaining value gap ✓ Pelican participates in more of the upside ? Less upside participation (albeit stock ? May mute any improvement in upfront consideration still provides some) economics ? Toucan’s willingness / ability to fund ? More complicated / ideally tied to binary incremental cash or equity today, pending (vs. subjective) thresholds improved Toucan share price ? Form of CVR payment (cash vs. stock) 49

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Preliminary and Illustrative Implied Pelican Metrics at Various Illustrative Prices (Informed by Centerview Valuation range) ▪ Pelican currently trading at/above levels at time of Toucan approach ▪ Toucan stock remains ~(30%) below January prices Toucan Share Price Today: $52.26 Today Implied Price Per Share at Today’s Exchange Ratio Vs. Prem. / (Disc.) vs. Curr. 100% Stock Toucan 60-Day Toucan 52-Wk Toucan 52-Wk Implied % Prem. % Prem. Implied Pro Forma 26-Jan VWAP: $49.46 Low: $42.37 High: $103.25 Price Equity Transaction 1-Day 30-Day Pelican Exchange Initial DCF (1) (2) (3) (4) per Share (6/4/26) VWAP Overture Low Midpoint High Value Value Ownership Ratio Metrics $12.10 $7.80 $52.26 $67.63 $37.05 $44.30 $54.10 Pelican Share $12.10 $1,411 $1,203 – +55% 11% 0.2315x $15.66 $8.58 $10.26 $12.53 Price Today 11.00 1,277 1,069 (9%) +41% 10% 0.2105x 14.24 7.80 9.32 11.39 11.50 1,338 1,130 (5%) +47% 11% 0.2201x 14.88 8.15 9.75 11.90 12.00 1,399 1,191 (1%) +54% 11% 0.2296x 15.53 8.51 10.17 12.42 12.50 1,460 1,252 +3% +60% 12% 0.2392x 16.18 8.86 10.60 12.94 13.00 1,521 1,313 +7% +67% 12% 0.2488x 16.82 9.22 11.02 13.46 13.50 1,582 1,374 +12% +73% 13% 0.2583x 17.47 9.57 11.44 13.98 14.00 1,643 1,435 +16% +79% 13% 0.2679x 18.12 9.93 11.87 14.49 14.50 1,704 1,496 +20% +86% 13% 0.2775x 18.76 10.28 12.29 15.01 15.00 1,765 1,557 +24% +92% 14% 0.2870x 19.41 10.63 12.72 15.53 Source: Pelican Management, public filings, FactSet, and Bloomberg as of 6/4/26. Note: Dollars in millions, except per share data. Analysis assumes Toucan’s $750mm of convertible senior notes due 7/15/30 with a conversion price of $84.19 and $460mm principal amount of convertible senior notes due 5/15/32 with a conversion price of $69.26 are treated as debt. (1) Based on fully diluted Pelican shares outstanding: basic shares of 106.0mm as of 5/31/26 and dilution under treasury stock method (TSM) of 15.6mm stock options with a weighted-average exercise price (WAEP) of $5.19, 0.6mm RSUs, and 0.6mm 50 PSUs all as of 5/31/26. (2) Based on estimated $210mm cash and cash equivalents as of 6/30/26 and estimated $1mm of software loans treated as debt as of 6/30/26. (3) Adjusted to reflect Toucan’s existing ownership of 13,039,067 Pelican shares, which are excluded from purchase consideration and pro forma ownership. (4) Based on Toucan’s spot (current) price of $52.26 (as of 6/4/26).

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Preliminary and Illustrative Implied Pelican Metrics at Various Illustrative Prices (Informed by Centerview Valuation range) ▪ Pelican currently trading at/above levels at time of Toucan approach ▪ Toucan stock remains ~(30%) below January prices Toucan Share Price Today: $52.26 Today Implied Price Per Share at Today’s Exchange Ratio Vs. Prem. / (Disc.) vs. Curr. $300mm Cash, Remainder Stock Toucan 60-Day Toucan 52-Wk Toucan 52-Wk Implied % Prem. % Prem. Implied Pro Forma 26-Jan VWAP: $49.46 Low: $42.37 High: $103.25 Price Equity Transaction 1-Day 30-Day Pelican Exchange Initial DCF (1) (2) (3) (4) per Share (6/4/26) VWAP Overture Low Midpoint High Value Value Ownership Ratio Metrics $12.10 $7.80 $52.26 $67.63 $37.05 $44.30 $54.10 Pelican Share $12.10 $1,411 $1,203 – +55% 9% 0.1823x $14.90 $9.33 $10.65 $12.44 Price Today 11.00 1,277 1,069 (9%) +41% 8% 0.1610x 13.48 8.55 9.72 11.30 11.50 1,338 1,130 (5%) +47% 9% 0.1707x 14.12 8.90 10.14 11.81 12.00 1,399 1,191 (1%) +54% 9% 0.1804x 14.77 9.26 10.56 12.33 12.50 1,460 1,252 +3% +60% 9% 0.1900x 15.42 9.61 10.99 12.85 13.00 1,521 1,313 +7% +67% 10% 0.1997x 16.07 9.96 11.41 13.37 13.50 1,582 1,374 +12% +73% 10% 0.2093x 16.72 10.32 11.83 13.89 14.00 1,643 1,435 +16% +79% 10% 0.2190x 17.37 10.67 12.26 14.40 14.50 1,704 1,496 +20% +86% 11% 0.2286x 18.01 11.02 12.68 14.92 15.00 1,765 1,557 +24% +92% 11% 0.2383x 18.66 11.38 13.10 15.44 Source: Pelican Management, public filings, FactSet, and Bloomberg as of 6/4/26. Note: Dollars in millions, except per share data. Analysis assumes Toucan’s $750mm of convertible senior notes due 7/15/30 with a conversion price of $84.19 and $460mm principal amount of convertible senior notes due 5/15/32 with a conversion price of $69.26 are treated as debt. (1) Based on fully diluted Pelican shares outstanding: basic shares of 106.0mm as of 5/31/26 and dilution under treasury stock method (TSM) of 15.6mm stock options with a weighted-average exercise price (WAEP) of $5.19, 0.6mm RSUs, and 0.6mm 51 PSUs all as of 5/31/26. (2) Based on estimated $210mm cash and cash equivalents as of 6/30/26 and estimated $1mm of software loans treated as debt as of 6/30/26. (3) Adjusted to reflect Toucan’s existing ownership of 13,039,067 Pelican shares, which are excluded from purchase consideration and pro forma ownership. (4) Based on Toucan’s spot (current) price of $52.26 (as of 6/4/26).

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Next Steps – Key Considerations ▪ Toucan awaiting response to their 5/27 value indication of $11 per share ▪ Response considerations: – Pelican response to Toucan ▪ Specific counter vs. qualitative feedback ▪ Other terms (e.g., upfront vs. upfront plus CVR; cash/stock mix) – Potential contractually required third party notifications ▪ Merck, Moderna, Toucan – Potential additional third-party outreach 52

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Appendix 53

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only –

Pelican + Toucan: Side By Side PMOs

Pelican

Public Market Overview	
Price as of 06/04/26	$12.10
Prem. / (Disc.) vs. 52-Wk. High	*0%*
Prem. / (Disc.) vs. 52-Wk. Low	*175%*
Fully Diluted Shares Outstanding[(1)]	116.6
Equity Value	**$1,411**
(Less): Est. Cash as of 6/30/26	(210)
Plus: Est. Debt as of 6/30/26	1
Plus: NCI	–
Enterprise Value	**$1,203**

Trading Multiples (Based on WS Consensus)		
EV / Sales	$mm	Multiple
2026E	$79	15.2x
2027E	114	10.6x
2028E	157	7.7x
EV / EBITDA		
2026E	($104)	NM
2027E	(87)	NM
2028E	(74)	NM

Toucan

Public Market Overview	
Price as of 06/04/26	$52.26
Prem. / (Disc.) vs. 52-Wk. High	*(49%)*
Prem. / (Disc.) vs. 52-Wk. Low	*23%*
Fully Diluted Shares Outstanding[(2)]	187.7
Equity Value	**$9,811**
(Less): Est. Cash as of 6/30/26	(843)
2030 Convertible Promissory Note	239
2030 Convertible Senior Notes	750
2032 Convertible Senior Notes	460
Plus: Est. Debt as of 6/30/26	1,449
Plus: NCI	–
Enterprise Value	**$10,417**

Trading Multiples (Based on WS Consensus)		
EV / Sales	$mm	Multiple
2026E	$1,593	6.5x
2027E	1,940	5.4x
2028E	2,327	4.5x
EV / EBITDA		
2026E	$65	NM
2027E	125	NM
2028E	239	NM

54

Source: Company filings and FactSet as of 6/4/26. Note: Dollars in millions unless otherwise noted. (1) Based on 106.0mm basic shares outstanding as of 5/31/26 and dilutive impact under treasury stock method (TSM) of 15.6mm stock options with a weighted average exercise price (WAEP) of $5.19, 0.6mm RSUs, and 0.6mm PSUs all as of 5/31/26. (2) Based on 179.6mm basic shares outstanding as of 4/30/26 and dilutive impact under treasury stock method (TSM) of 5.4mm RSUs, 2.7mm PSUs, and 0.01mm RSAs as of 3/31/26.

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only –

Strategic Landscape: Potential Strategic Counterparties

	Company	Mkt. Cap	Total Revenue '26E	Total Revenue '28E	Total Revenue CAGR	Acq. Cap Cash(1)	Acq. Cap Debt(2)	Acq. Cap Equity(3)	Acq. Cap Total	MRD Portfolio Tumor Naïve	MRD Portfolio Tumor Informed	Selected BD
	Toucan *Mgmt.*	$9.8	$1.6	$2.3	+21%	$0.3	–	$2.0	$2.3	✓ *xM MRD*	~ *NeXT Personal(4)*	Pelican, Ambry Genetics, Paige
Tier 1	natera	$34.2	$2.8	$3.9	+17%	$0.6	–	$6.8	$7.4	✓ *Latitude*	✓ *Signatera*	Foresight Diagnostics
Tier 1	Guardant	21.0	1.3	2.1	+28%	0.6	–	3.5 (5)	4.1	✓ *Guardant Reveal*	✗	MetaSight
Tier 1	Caris Life Sciences	5.2	1.0	1.4	+18%	0.3	0.4	1.0	1.7	✗	✗	--
Tier 2	Roche	$289.3	$78.9	$85.5	+4%	$15.2	$56.7	$57.9	$129.8	✓ *AVENIO*	✓ *Pathlight*	PathAI, Foundation Medicine, GenMark Dx, LumiraDx, SAGA Diagnostics, flatiron
Tier 2	Abbott	158.1	50.5	59.0	+8%	3.4	7.4	31.6	42.4	✗	✓ *Oncodetect*	Exact Sciences
Notif. Oblig.	Merck	$297.0	$66.7	$74.5	+6%	$0.0	$30.5	$59.4	$89.9	✗	✗	--

Other: Adaptive Biotechnologies, danaher, GeneDx, GRAIL, Hologic, labcorp, Myriad genetics, Qiagen, Quest Diagnostics, veracyte

Source: Public filings and FactSet as of 6/4/26. Note: Dollars in billions. (1) Assumes minimum cash of $5bn for companies >$150bn market cap and $500mm for companies <$150bn market cap. (2) Assumes max gross leverage of 3.0x based on NTM EBITDA for companies >$150bn market cap and 4.0x for companies <$150bn market cap. (3) Assumes an equity issuance of 20% of current equity value. (4) In Nov-23, Toucan entered into a strategic collaboration with Pelican to develop and co-commercialize NeXT Personal Dx. (5) Based on 20% of basic market capitalization, excludes shares issuable for in-the-money convertible notes.

55

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only –

Reference Only:
Precedent Life Sciences Stock Heavy Transactions

Selected Stock-Heavy Life Sciences Deals Since 2013

							Stock Reaction								
							Acquiror vs. Unaffected		Economic Ownership		Board Seats		Mgmt		
Annc. Date	Target	Acquiror	Offer Val. ($mm)	% Stock	1-Day Prem.	Exchange Ratio	1-Day	1-Mo	T	A	T	A	Chmn	CEO	HQ
10/14/25	Astria	BioCryst	$920	34%	53%	Fixed Ratio	(9%)	(2%)	15%	85%	9%	91%	A		A
06/12/25	CureVac	BioNTech	1,250	100%	34%	Fixed Val. Collar	1%	7%	5%	95%	NA	NA	A		A
08/08/24	Exscientia	Recursion	688	100%	9%	Fixed Ratio	4%	(7%)	26%	74%	18%	82%	A		A
04/25/23	Spectrum	Assertio	248	100%	65%	Fixed Ratio	(22%)	(0%)	35%	65%	17%	83%	A		A
02/09/23	NuVasive	Globus Medical	3,142	100%	25%	Fixed Ratio	(22%)	(29%)	28%	72%	27%	73%	A		A
12/23/21	Ortho Clinical	Quidel	6,042	71%	25%	Fixed Ratio	(17%)	(37%)	38%	62%	33%	67%	A		A
05/05/21	Chiasma	Amryt	327	100%	79%	Fixed Ratio	(12%)	(10%)	40%	60%	20%	80%	A		A
01/12/21	Cantel	STERIS	3,600	80%	(1%)	Fixed Ratio	(3%)	(9%)	14%	86%	–	100%	A		A
12/12/20	Alexion	AstraZeneca	39,039	65%	44%	Fixed Ratio	(5%)	(7%)	15%	85%	13%	88%	A		A
07/29/19	Genomic Health	Exact Sciences	2,841	62%	11%	Fixed Val. Collar	(0%)	4%	9%	91%	0%	100%	A		A
06/25/19	Allergan	AbbVie	62,751	36%	45%	Fixed Ratio	(13%)	24%	17%	83%	14%	86%	A		A
01/03/19	Celgene	Bristol	74,404	47%	54%	Fixed Ratio	(11%)	20%	31%	69%	13%	88%	A		A
04/23/17	C.R. Bard	Becton Dickinson	23,824	30%	25%	Fixed Ratio	(4%)	1%	15%	85%	15%	85%	A		A
03/16/16	Skyepharma	Vectura Group	630	100%	NA	Fixed Ratio	8%	21%	38%	62%	67%	33%	A		A
01/11/16	Baxalta	Shire	31,743	61%	37%	Fixed Ratio	(3%)	(19%)	34%	66%	20%	80%	A		A
06/04/15	Bio-Reference Labs	Opko Health	1,462	100%	60%	Fixed Ratio	(15%)	(15%)	14%	86%	–	100%	A		A
05/06/15	Synageva	Alexion	8,936	50%	136%	Fixed Ratio	(3%)	(5%)	12%	88%	9%	91%	A		A
09/16/14	Auxilium	Endo	2,541	60%	55%	Fixed Ratio	6%	(6%)	11%	89%	–	100%	A		A
06/15/14	Covidien	Medtronic	42,900	62%	29%	Fixed Ratio	(1%)	5%	30%	70%	0%	100%	A		T
11/05/13	Paladin	Endo	1,582	98%	20%	Fixed Ratio	29%	51%	23%	78%	–	100%	A	A / T[1]	A
07/29/13	Elan	Perrigo	8,602	63%	56%	Fixed Ratio	(6%)	(10%)	29%	71%	–	100%	A		A
04/24/13	Prolor	Opko Health	483	100%	20%	Fixed Ratio	(0%)	(2%)	18%	82%	30%[2]	70%	A		A
05/20/13	Warner Chilcott	Actavis	5,167	100%	34%	Fixed Ratio	19%	17%	23%	77%	–	100%	A		A
75th percentile				**100%**	**54%**		**1%**	**6%**	**31%**	**85%**	**20%**	**100%**			
Median				**71%**	**36%**		**(3%)**	**(2%)**	**23%**	**78%**	**13%**	**88%**			
25th percentile				**60%**	**25%**		**(12%)**	**(9%)**	**15%**	**70%**	**0%**	**80%**			
Memo:															
11/06/24	Ambry Genetics[3]	Toucan	$600	38%	NA	Fixed Ratio	28%	13%	3%	97%	0%	100%	A		A

Source: Public filings and FactSet. Note: Includes deals greater than ~$300mm upfront and greater than one-third stock. Dollars in millions. (1) Following completion of the transaction, Paladin Labs continued to operate as a separate company in Montreal under the combined company and led by the Paladin Labs management team; the combined company was led by the Endo management team. (2) OPKO board included three members who also served as board members of Prolor; composition of board didn't change following the merger. (3) Ambry Genetics was a private company.

56

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only – Pelican + Toucan: Relative Exchange Ratios Over Time Exchange ratio over time in stock-for-stock transaction (displayed at no premium deal) Favorable to Pelican Exchange Ratio Statistics High / Current: 0.23x Current 0.23x Minimum (7/02/24) 0.03x Maximum (6/04/26) 0.23x 0.20x 3-Month Average 0.15x 6-Month Average 0.14x 12-Month Average 0.12x As of 1/26/26 0.15x 0.15x 0.10x 0.05x Toucan Low: 0.03x IPO Favorable to 0.00x Toucan Jun-24 Sep-24 Dec-24 Mar-25 Jun-25 Sep-25 Dec-25 Mar-26 57 Source: FactSet as of 6/4/26. Note: Exchange ratio is calculated as Pelican’s share price divided by Toucan’s share price.

– Preliminary Draft: Highly Confidential & For Discussion Purposes Only –

Pelican + Toucan: Top 20 Shareholders Overlap

Pelican Top 20 Shareholders

Holder	Shares (mm)[1]	Value ($mm)	% Ownership[2]
Merck	14.0	$170	13.4%
Toucan	13.0	158	12.5%
Lightspeed	8.2	99	7.8%
ARK	7.9	96	7.6%
T. Rowe Price	6.3	77	6.0%
Deep Track	5.8	70	5.5%
Threadneedle	4.6	56	4.4%
BlackRock	4.4	53	4.2%
abrdn	3.5	42	3.3%
Columbia Management	3.0	36	2.8%
AIGH	2.9	35	2.8%
Vanguard	2.9	35	2.7%
Kennedy	2.2	26	2.1%
Blue Water Life Science Advisors	1.7	20	1.6%
Casdin	1.6	19	1.5%
Geode	1.3	16	1.2%
SSgA	1.1	14	1.1%
Dimensional Fund	1.0	12	0.9%
PFM Health Sciences	0.9	11	0.8%
Portolan	0.7	9	0.7%
Top 20	**87.0**	**$1,052**	**83.1%**

Toucan Top 20 Shareholders

Holder	Shares (mm)	Value ($mm)	% Ownership[3]
ARK	9.6	$502	5.4%
Vanguard	9.6	502	5.3%
Baillie Gifford	8.6	452	4.8%
Red Sky	8.1	421	4.5%
BlackRock	7.3	380	4.1%
GC Wealth Management	6.6	346	3.7%
SoftBank	5.4	282	3.0%
JPMorgan	4.9	257	2.7%
Amova	4.3	226	2.4%
UBS	2.8	145	1.5%
Franklin Advisers	2.6	135	1.4%
Geode	1.9	101	1.1%
SSgA	1.7	88	0.9%
Morgan Stanley	1.7	87	0.9%
Alphabet	1.6	81	0.9%
Revolution	1.3	66	0.7%
Goldman Sachs	1.2	63	0.7%
Voloridge	1.2	61	0.7%
Clear Street	1.0	50	0.5%
BAMCO	0.9	47	0.5%
Top 20	**82.2**	**$4,293**	**45.7%**

Common Cross Shareholders

58

Source: FactSet as of 6/4/26. Note: Excludes insider ownership. (1) As of 3/31/2026. (2) Total number of shares based on 104.7mm basic shares of Pelican common stock outstanding as of 4/29/26. (3) Based on 179.6mm basic shares of Toucan common stock outstanding as of 4/30/26.